UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2012

INFORMATION SYSTEMS ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

Florida	333-142429	65-049317
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

819 SW Federal Highway Stuart, FL	34994
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 403-2992

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2012, Information Systems Associates, Inc. (the “Company”) appointed William Nelson as Chief Operating Officer, effective August 1, 2012. Since January 2011, Mr. Nelson has served as the Company’s VP of Product Development. From August 2006 to January 2011, Mr. Nelson served as the Senior Director of Product Management and Marketing at Visual Network Design, Inc., d/b/a Rackwise, a software development and marketing company. Mr. Nelson is 56 years old.  The Company’s Compensation Committee is negotiating a compensation package for Mr. Nelson.  In connection with his appointment, Mr. Nelson was granted 100,000 five-year stock options exercisable at $0.035 per share. The options vest every six months over a three year period with the first vesting date being December 31, 2012, subject to continued employment on each applicable vesting date.

Additionally, the Company’s Board of Directors granted Adrian Goldfarb, the Company’s President and Chief Financial Officer, 250,000 five-year stock options exercisable at $0.035 per share. The options vest every six months over a three year period with the first vesting date being December 31, 2012, subject to continued employment on each applicable vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Information Systems Associates, Inc.

Date: August 7, 2012

By: /s/ Adrian Goldfarb

Name: Adrian Goldfarb

Title: Chief Financial Officer